[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.13

BLACKHAWK MARKETING SERVICES

GIFT CARD SALES AND MANAGEMENT AGREEMENT

This Agreement (“Agreement”), effective January 1, 2004 (“Effective Date”), is entered into by and between Blackhawk Marketing Services, Inc., an Arizona corporation (“Blackhawk”) and Safeway Inc. (“Retailer”).

WHEREAS, Blackhawk was established to, among other things, provide and manage sales of Safeway’s store-name-denominated gift cards (such as Safeway or Vons) sold for use in the Safeway Companies’ stores (“Retailer Gift Cards” or “Gift Cards”); and,

WHEREAS, Blackhawk and Retailer desire to formalize the agreement previously entered by and between them, and under which they have operated for some time, whereby Blackhawk will provide Retailer with Retailer Gift Cards and services related to the management of such Gift Cards, and Retailer sells such Gift Cards;

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows intending to be legally bound:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following capitalized terms have the meanings set forth in this Section 1:

1.1 “Service Bureau” means SVS, or such other Gift Card service bureau as agreed between Blackhawk and Retailer.

1.2 “Services” means the services offered to Retailer by Blackhawk and described herein at Exhibit A.

2. Services and Duties.

2.1 Blackhawk. Subject to the terms and conditions of this Agreement (including without limitation Retailer’s payment obligations), Blackhawk shall use commercially reasonable efforts to deliver the Services set forth in Exhibit A, including program management services, merchandising, marketing, processing, and purchasing services. Blackhawk shall also provide technological assistance necessary to allow for Gift Card activation through Service Bureau.

2.2 Retailer. Subject to the terms and conditions of this Agreement (including without limitation Retailer’s payment obligations); Retailer shall use commercially reasonable efforts to perform its duties set forth in Exhibit A. Retailer shall also provide administrative service, office, including but not limited to space, personnel, and other property and services required by Blackhawk in the performance of its business. Such property and services shall include:

(a) office space in Retailer’s offices, including utilities, telephones, and data transmission services and certain other services as to which the parties may agree from time to time hereunder;

(b) Retailer personnel to perform certain administrative functions of Blackhawk, including but not limited to accounting, recordkeeping, data processing, management, personnel, legal, and other functions of Blackhawk;

(c) reimbursement of direct expenses incurred by Blackhawk (excluding the cost of Cards which are owned by Blackhawk, but including merchandising and advertising which benefit Retailer);

(d) any other property, services or personnel that Blackhawk reasonably requests.

3. Content and Intellectual Property License.

3.1 Subject to Section 5 below, Retailer hereby grants to Blackhawk, for the term of this Agreement, a non-exclusive license to use, host, display, reproduce, transmit, and digitally perform any advertisements submitted to Blackhawk by Retailer or Retailer’s designee, including without limitation all content, trademarks, service marks, trade names, and logos contained therein, solely for the purpose of Blackhawk fulfilling its obligations under this Agreement.

3.2 Subject to Section 5 below, Retailer hereby grants to Blackhawk the non-exclusive right and license to use in connection with performing Blackhawk’s obligations for Retailer hereunder Retailer’s designated trademarks, service marks, logos, copyrights and patent rights, without a right to sublicense (the “Licensed IP”), as set forth in Schedule A. Upon request by Blackhawk from time to time, Retailer shall provide to Blackhawk a list of the Licensed IP. Blackhawk shall not use or sublicense any of the Licensed IP, nor any adaptation or variation thereof, except with the expressed written consent of Retailer. Blackhawk shall not, without obtaining Retailer’s prior written consent to the same, prepare or submit registration or other filings with respect to the Licensed IP, nor any adaptation or variation thereof. Other than such uses of the Licensed IP with respect to which Retailer has provided written consent, Blackhawk shall not be entitled to any rights with respect to Licensed IP by virtue of this Agreement or otherwise, and shall not represent that it has any such rights. Blackhawk shall also not make any representations about the ownership of any trademarks or copyrights in Products other than as permitted or directed by Retailer. Except as provided herein, neither party shall use the names, trademarks or logos, nor any adaptation or variation thereof, of the other (or the others’ parents, subsidiaries or affiliates), in any manner whatsoever (including, but not limited to, press releases, advertising, promotion or sales literature), without the prior written consent of the other party in each instance. Approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, once approved, such materials may be reused in the same form on substantially similar materials until such approval is reasonably withdrawn.

4. Reports. Blackhawk shall provide reporting to Retailer as described in Exhibit A.

5. Exclusivity. For the term of this Agreement, Retailer shall not enter into any agreement with any other party for the provision of Retailer Gift Cards or management of sales

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of the Retailer Gift Cards. Notwithstanding the foregoing, Blackhawk agrees that Retailer shall have the absolute right to produce, market and sell, and enter into an agreement with third parties to produce, market and sell other cards or goods bearing any of the Licensed IP without being in breach of this Agreement.

6. Payment.

6.1 General. Payment for the Services shall be in accordance with the payment terms set forth in Exhibit A.

6.2 Overdue Payments. Any overdue payments under this Agreement (excluding payments disputed in good faith) shall, if not paid when due, be subject to an additional charge equal to simple interest at the lower of one percent (1.0%) per month or the highest rate permitted by law. In the event that any payment due is collected at law, through an attorney or through a collection agency, the other party agrees, in addition to any other remedies provided in this Agreement or available at law or in equity, to pay all costs of collection, including without limitation, all court costs and reasonable attorney’s fees.

6.3 Suspension of Performance. In addition to Section 6.2 above, if any undisputed payment due is not paid within ten (10) business days of its due date, the party to whom payment is due reserves the right to suspend its performance under this Agreement immediately, without cost or penalty, and without refund.

6.4 Books and Records; Audit Rights. The parties acknowledge and affirm that certain Intercompany Goods and Services Accounting Clarification Agreement, dated January 3, 2004, by and among Safeway Inc. and certain of its Affiliates, including Blackhawk. Each party shall have the right, during the term of this Agreement and for a period of five (5) years thereafter, to inspect and audit the other’s records relating to its performance hereunder, in accordance with the following terms:

(a) Retailer agrees that all data and data source documents, books, records, reports, files, forms, invoices and documentation, whether stored in hard copy or electronic medium, generated in the course of Blackhawk complying with the terms of this agreement, are and shall remain the sole and exclusive property of Blackhawk; except, however, as to any documents generated relating to Retailer customers’ personally-identifying information and transaction history, which information shall be and remain Retailer’s exclusive property and shall not be used by Blackhawk for any purpose other than satisfaction of its obligations to Retailer. Blackhawk shall be responsible for its own records while the same are in transit to or from Retailer. Retailer shall be provided reasonable access to the records, which are held by Blackhawk at all, times.

(b) Blackhawk agrees that all data and data source documents, books, records, reports, files, forms, invoices and documentation, whether stored in hard copy or electronic medium, generated in the course of Retailer complying with the terms of this agreement, are and shall remain the sole and exclusive property

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of Retailer. Retailer shall be responsible for its own records while the same are in transit to or from Blackhawk. Blackhawk shall be provided reasonable access to the records, which are held by Retailer at all, times.

(c) Both parties shall maintain the business records pertaining to the duties required hereunder and to each duty for a period of five (5) years after the discharge of such duty. Either party may request, and the other party shall provide, copies of records pertaining to the duties required hereunder.

(d) From and after the date hereof, each party shall afford to the other party and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) during normal business hours to all records, books, contracts, instruments, computer data and other data and information within its possession, but excluding all proprietary information, insofar as such access is reasonably required in connection with the performance of this Agreement. Information may be requested for reasons including, without limitation, audit, accounting, claims, regulatory, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement.

7. Term and Termination.

7.1 Term. This Agreement shall continue in effect for the term set forth in Exhibit A, unless earlier terminated pursuant to this Agreement.

7.2 Termination. Blackhawk or Retailer may terminate this Agreement by giving to the other party written notice of such termination upon the other party’s material breach of any material term (subject to the other party’s right to cure within thirty (30) days after receipt of such notice); or the other party’s insolvency; or the institution of any bankruptcy or similar proceedings by or against the other party; or in accordance with Section 13 below.

7.3 Effect of Termination. Upon expiration or termination of this Agreement for any reason, any payments accrued and owing shall be immediately remitted within thirty (30) days.

8. Representations and Warranties/Indemnification.

8.1 Representations and Warranties.

(a) Each party represents and warrants that it has the right, power and authority to enter into this Agreement and grant the rights granted herein. Retailer further represents and warrants that Retailer will transmit Gift Card activation data to Blackhawk only with respect to Gift Cards which have been purchased by a consumer; and that Retailer will be responsible for safekeeping of the unactivated Gift Cards in its possession or control in accordance with

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Blackhawk’s Alliance Partner Program protocols established by Blackhawk from time to time.

(b) Maintenance of the Operations. To the extent necessary to permit it to perform this Agreement, the parties shall continue to employ persons having sufficient skill and experience, and shall maintain a sufficient scale and scope of operations generally, as are necessary to perform its obligations under this Agreement.

(c) Compliance with Laws and Regulations. Each party hereto shall perform its obligations hereunder in accordance with all applicable federal and state laws, regulations, rules ordinances and statutes.

(d) Retailer further represents, warrants, covenants and agrees as follows: (i) it shall take commercially reasonable precautions to care for the Gift Cards in accordance with Blackhawk’s Alliance Partner Program or other instructions; (ii) the Gift Cards will not be used by Retailer except in accordance with the terms and conditions thereof; (iii) it has secured all necessary rights, releases, clearances and licenses with respect to all materials and elements embodied in and all persons appearing in the promotional materials furnished or created by it, including without limitation use of key art, images, photographs, stills and/or clips from movies and music clips in the Gift Card program; and (iv) it is the sole owner, or a licensee with right of sublicense, of the trademarks, service marks, trade names and logos used by it in connection with performing its obligations or exercising its rights under this Agreement, and that such do not infringe the intellectual property rights of any person or entity.

(e) Blackhawk further represents, warrants, covenants and agrees, as follows: (i) it has secured all necessary rights, releases, clearances and licenses to sell Gift Cards; and (ii) it has secured all necessary rights, releases, clearances and licenses with respect to all materials and elements embodied in and all persons appearing in the promotional materials furnished or created by it, including without limitation use of key art, images, photographs, stills and/or clips from movies and music clips in the promotion of the Gift Card.

(f) The parties agree that all Retailer Gift Cards and funds represented by the Retailer Gift Cards, whether in the possession of Blackhawk, Retailer or others, are the sole property of Blackhawk and that any activity or transactions performed by Retailer and related to the Retailer Gift Cards are activities or transactions on behalf of Blackhawk. Any liability for the use or misuse of the Retailer Gift Cards (other than by Retailer) shall be the sole responsibility of Blackhawk, and any claims made by third parties, including customers of Retailer, arising from, relating to, or in any way connected with the Retailer Gift Cards or funds thereon shall be the sole responsibility of Blackhawk.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9. Indemnification.

9.1 Blackhawk shall indemnify, defend and hold harmless Retailer and each of its shareholders, directors, officers, members and employees and each of the successors and assigns of any of the foregoing from and against any and all costs and expenses, losses, damages, claims and liabilities (including reasonable attorneys’ fees, disbursements and expense of litigation), incurred by or asserted against Retailer (other than as to any claim brought by Blackhawk against Retailer) as a result of any use or misuse of the Retailer Gift Cards or any act or omission by any party (other than Retailer) which is in violation of any applicable laws or regulations.

9.2 Blackhawk shall indemnify, defend and hold harmless Retailer and each of its shareholders, directors, officers, members and employees and each of the successors and assigns from and against any and all costs and expenses, losses, damages, claims and liabilities (including reasonable attorneys’ fees, disbursements and expense of litigation), incurred by or asserted against Retailer (other than as to any claim brought by Blackhawk against Retailer) arising from, relating to, or in any way connected with (i) Blackhawk’s failure to perform under this Agreement, except to the extent that such shall be caused by the willful misconduct, gross negligence, negligence or bad faith of Retailer, or (ii) any act or omission by Blackhawk which is not within the scope of authority conferred by this Agreement or is in violation of any provision of this Agreement or any applicable laws and regulations.

9.3 Retailer agrees to defend, indemnify and hold harmless Blackhawk, and Retailer, and their officers, directors, agents, affiliates, employees, parents and subsidiaries, of and from any and all liability, loss, damages, costs, expenses, claims, or causes of action whatsoever, including reasonable legal fees and expenses, arising out of, related to, or in any way connected with Retailer’s breach or alleged breach of this Agreement. Blackhawk shall provide Retailer written notice of any claim, action or demand for which indemnity is claimed and will provide reasonable cooperation in the defense as Retailer may request.

9.4 If a party realizes a tax benefit or detriment by reason of having incurred an indemnifiable loss for which such party receives an indemnity payment pursuant to this Paragraph 9 from the other party or by reason of receiving an indemnity payment, then such party shall pay to such other party an amount equal to the tax benefit, or such party shall pay to such other party an additional amount equal to the tax detriment (taking into account any tax detriment resulting from the receipt of such additional amounts), as the case may be.

10. LIMITATION OF LIABILITY FOR NONPERFORMANCE. NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER FOR ANY ACT IN COMPLIANCE WITH LAW OR WITHIN THE SCOPE OF AUTHORITY CONFERRED BY THIS AGREEMENT WHICH IS BASED ON A GOOD FAITH BELIEF THAT SUCH ACT. IS CONSISTENT WITH THE OBLIGATIONS HEREUNDER, OR FOR FAILURE TO PERFORM ITS OBLIGATIONS HEREUNDER UNLESS SUCH FAILURE ARISES OUT OF, DIRECTLY OR INDIRECTLY, THE WILLFUL MISCONDUCT, GROSS NEGLIGENCE,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PATTERN OF NEGLIGENCE, OR BAD FAITH. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT OR IN THE EVENT OF WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR FRAUD, IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES WHICH MAY BE SUFFERED BY THE OTHER RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. SUCH DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, COMPENSATION, REIMBURSEMENT OR DAMAGES FOR THE CLAIMS OF ANY THIRD PARTY. THE PARTIES ACKNOWLEDGE THAT THIS LIMITATION OF LIABILITY WILL IN NO WAY AFFECT ANY PARTY’S RIGHT TO SEEK APPROPRIATE RELIEF AT LAW FOR ANY DEATH, BODILY INJURY OR TANGIBLE PROPERTY DAMAGE DUE TO THE OTHER’S GROSS NEGLIGENCE, PATTERN OF NEGLIGENCE, WILLFUL MISCONDUCT OR STRICT LIABILITY IN TORT WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

11. Disclaimers. BLACKHAWK’S SERVICES ARE PROVIDED “AS IS” AND “AS AVAILABLE,” AND, EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER BLACKHAWK NOR RETAILER MAKES ANY REPRESENTATIONS OR WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, RELATING TO OR ARISING OUT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

12. Assignment. Neither party may transfer or assign this Agreement or its obligations under this Agreement, in whole or in part, without the prior written consent of the other Party. Any such assignment shall be void. Notwithstanding the foregoing, either party may assign this Agreement in whole (but not in part) to any parent, affiliate, subsidiary or successor upon not less than thirty (30) days prior written notice to the other party; provided that the non-assigning party may, in its sole discretion, terminate this Agreement immediately upon written notice to the assigning party in the event of such assignment.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any doctrine of conflicts of laws, including all matters of construction, validity, performance and enforcement.

14. Arbitration. Any controversy or claim arising out of or in any way connected with this Agreement or the alleged breach thereof shall be resolved by one (1) arbitrator, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect in San Francisco, California and shall be held in the San Francisco Bay Area. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Costs of AAA will be shared equally by both parties.

15. Force Majeure. Neither party shall be liable for any delay or failure in performance under this Agreement arising out of a cause beyond its control or without its fault or negligence. Such causes may include, but are not limited to fires, floods, earthquakes, strikes,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

unavailability of necessary utilities, blackouts, acts of God, acts of declared or undeclared war, acts of regulatory agencies, or national disasters.

16. Independent Contractor. The parties are independent contractors. Nothing in this Agreement shall be construed to create a joint venture, partnership, an agency relationship, or any other form of joint enterprise between the parties. Neither party has the authority, without the other party’s prior written approval, to bind or commit the other party in any way.

17. Notices. All notices hereunder shall be in writing, and shall be given personally, by facsimile, certified mail or by overnight courier to the persons and the addresses set forth below.

If to Retailer:	If to Blackhawk:

Greg Maxwell 20427 North 27th Avenue Phoenix, AZ 85027	Donald Kingsborough, President 5918 Stoneridge Mall Road Pleasanton, CA 94588

with a copy to:	with a copy to:

David Durant, Senior Corp. Counsel 5918 Stoneridge Mall Road Pleasanton, CA 94588	Daryl Silva, CFO Blackhawk 5918 Stoneridge Mall Road Pleasanton, CA 94588

Facsimile No.: (925) 467-3214	Facsimile No.: (925) 467-3231

Any party may from time to time change its address for receiving notices or other communications by providing notice to the other in the manner provided in this Section.

18. Entire Agreement. This Agreement and any attachments hereto set forth the entire agreement and understanding between Blackhawk and Retailer as to the subject matter hereof and supersedes all prior discussions, agreements and understandings of any kind, and every nature between them. This Agreement shall not be changed, modified or amended except in writing and signed by both parties.

19. Severability Waiver. If any provision of this Agreement (or any portion thereof) is determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and shall be binding upon Blackhawk and Retailer and shall be enforceable, as though said invalid or unenforceable provision (or portion thereof) were not contained in this Agreement. The failure by either Blackhawk or Retailer to insist upon strict performance of any of the provisions contained in this Agreement shall in no way constitute a waiver of its rights as set forth in this Agreement, at law or in equity, or a waiver of any other provisions or subsequent default by the other party in the performance of or compliance with any of the terms and conditions set forth in this Agreement.

20. Third Party Beneficiaries. Neither consumer nor Service Bureau nor any other third party, other than Retailer, is a third-party beneficiary to this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

21. Headings. The headings of this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation or construction of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

BLACKHAWK MARKETTING SERVICES, INC.:

By:	/s/ Daryl Silva
Daryl Silva
Title:	VP – OPS & Admin

SAFEWAY INC.:

By:	/s/ David F. Bond
Title:	Senior VP Finance & Control

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

I.	Retailer: Safeway Inc.

II.	Services and Duties:

A.	Duties of Blackhawk:

(i)	Blackhawk will coordinate with Retailer to implement this Agreement;

(ii)	Blackhawk will maintain or develop the means to process the Retailer Gift Card transactions.

(iii)	Blackhawk will obtain the Retailer Gift Cards from a third party in sufficient number to provide Retailer with the number of Retailer Gift Cards Retailer requires in each of its stores for sale to its customers. The Retailer Gift Cards shall be prepared for immediate use by Retailer.

(iv)	Blackhawk will provide the Retailer Gift Cards to Retailer immediately upon request and will replace any defaced or defective Retailer Gift Cards immediately upon request.

(v)	Blackhawk shall ensure that all applicable customer service and related software and/or hardware is made to Retailer.

(vi)	To the extent necessary, Blackhawk shall provide the necessary inventory control, merchandising, marketing, advertising, etc. to assist Retailer in the sale of Retailer Gift Cards.

(vii)	Upon receipt of a claim from Retailer based upon the use of a Retailer Card by a customer, Blackhawk shall remit to Retailer the amount of funds claimed by said customers.

(viii)	To the extent permitted and requested by Retailer, Blackhawk shall be permitted to and shall sell and distribute the Retailer Gift Cards in Bulk, through contracts substantially in the form provided in EXHIBIT B, FORM – GIFT CARD PURCHASE AND USE AGREEMENT, appended hereto.

(ix)	Blackhawk will provide to Retailer Gift Cards in a size, color and design acceptable to Retailer, including, but not limited to, mechanisms for reading and identifying the cards and security for the cards. The cards will be delivered with appropriate envelopes in a style, color and design acceptable to Retailer, and in a manner acceptable to Retailer.

(x)	Blackhawk will provide all property and services relating to the management, servicing, promotion, and maintenance of the Retailer Gift Cards and any related software and/or hardware Retailer requires for use

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of the Retailer Gift Cards. Such property and services shall include but not limited to:

(a)	providing and delivering usable Retailer Gift Cards to individual Retailer stores as needed and replacing any damaged, unusable, or otherwise unacceptable Retailer Gift Cards;

(b)	monitoring the customer balances maintained on the individual Retailer Gift Cards using database and software tracking programs;

(c)	monitoring the current overall balance of all Retailer Gift Cards that may be used by customers for purchases from Retailer;

(d)	providing appropriate computer software to Retailer stores for use in adding and subtracting customer balances from the Retailer Gift Cards; and

(e)	any necessary marketing, advertising, etc. of the Retailer Gift Cards to third parties.

(xi)	File Synchronization (process of reconciling cardholder balances to store activity).

(xii)	Unclaimed Property Processing shall be a Blackhawk responsibility:

Cards will be purged from the Blackhawk file after a reasonable time after reaching zero value or after their last credit/debit activity.

B.	Duties of Retailer:

(i)	During the Services Term and subject to the terms and conditions hereof, Retailer shall sell the Retailer Gift Cards to its customers on behalf of and as agent for Blackhawk. The Retailer Gift Cards may be sold through Retailer stores, by Retailer employees, or in any way Retailer deems appropriate, provided, however, that such sales shall be subject to this Agreement.

(ii)	Retailer shall use software and/or hardware contracted for by Blackhawk to activate the Retailer Gift Cards, add to customer balances on the Retailer Gift Cards, read the Retailer Gift Cards, and subtract from customer balances on the Retailer Gift Cards.

(a)	Transaction Processing:

i)	POS Transaction Set:

Activations.

Redemptions.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Reversals.

Reloads.

Voids.

Balance Inquiries.

Phone Card Usages (If applicable)

(iii)	Retailer shall provide requisite spaces, activation activities and redemption, according to the specifications agreed to between the parties from time to time.

(iv)	Retailer shall immediately deliver all Retailer Gift Cards in its possession to Blackhawk at the end of the Services Term.

(v)	Retailer must have software to accommodate split tender transaction. The Retailer POS will calculate the difference and prompt for an additional tender.

(vi)	Call Center and Processing Services:

Retailer will provide for customer cardholder and authorization support (via a l-800#) and processing and file recovery services, including data back-up and account history information, in a manner acceptable to Retailer.

(vii)	Retailer Activity File:

Retailer will submit a file to Blackhawk containing information relating to transactions, including disputed transactions and any reconciliation thereof, in a manner acceptable to Blackhawk.

III.	Tracking Reports. Blackhawk will provide to Retailer tracking reports as mutually agreed between the parties and as reasonably necessary to implement the Agreement to which this Exhibit is appended. Any tracking reports will be transmitted via a method to be determined by mutual agreement between the parties.

IV.	Payment.

(a)	It is the intention of the parties hereto that all transactions between the parties related to the Retailer Gift Cards shall be on an arm’s length basis.

(b)	For overall management of the Program, Retailer shall pay Blackhawk a program management fee of [***] of gross par value of all Retailer gift card sales. The Parties anticipate that this fee may be renegotiated from time to time, as appropriate, to ensure that the fee is reflective of the on-going fair market value of the program management services.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)	At time of sale to customer, Retailer shall remit full customer payment to Blackhawk. On the amount remaining outstanding, Safeway will invest this on behalf of Blackhawk and, Safeway shall pay to Blackhawk interest at the rate of prime plus 1.5 percent, such interest to be compounded annually.

(d)	In consideration for the services provided herein by Retailer, Blackhawk shall pay Retailer at a rate of [***] of the gross par value of gift cards sold by the Retailer, in addition to amount redeemed by customer.

(e)	Retailer shall promptly deliver all proceeds of the sale of proprietary Retailer Gift Cards. Retailer shall, within thirty (30) days after the end of each calendar month, deliver to Blackhawk an accounting of all transactions made regarding the Retailer Gift Cards for the month, which shall be accompanied by reasonable documentation or explanation supporting such charges, and remit all funds due to Blackhawk in full within the same thirty (30) days.

(f)	In consideration for the series provided herein by Retailer, Blackhawk shall reimburse Retailer for all costs of the duties enumerated in the Agreement to which this Exhibit is appended, plus [***] of said costs as a fee for the provision of the services (office space, I.T. services, and administration services as set forth in the agreement to which this exhibit is appended). Retailer shall, within 30 days after the end of each calendar month, deliver to Blackhawk an invoice of all reimbursable costs incurred during the month, which shall be accompanied by reasonable documentation or explanation supporting such charges. Such invoice shall be paid in full within thirty (30) days of delivery.

V.	Term. The initial term of this Agreement is (10) years from the Effective Date, provided that it may be terminated without cost or penalty by either party upon ninety (90) days written notice from one party to the other (the “Services Term”). The Agreement shall automatically renew for successive five (5) year periods until terminated.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE A

[INSERT SAFEWAY LOGOS]

Carrs, Dominick’s, Genuardi’s, Pak’n Save, Pavilions, Randalls, Safeway, Tom Thumb, Vons

Any modification or variation of the above, as approved in each instance by Retailer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

FORM

GIFT CARD PURCHASE AND USE AGREEMENT

This GIFT CARD PURCHASE AND USE AGREEMENT (“Agreement”) is made and entered into as of August 15, 2004 (the “Effective Date”), by and between Blackhawk Marketing Services, Inc., an Arizona corporation (“Vendor” or “BMS”), with offices at 5918 Stoneridge Mall Road, Pleasanton, California 94588,                                          and                                          (“Purchaser”). The parties hereto may be referred to hereinafter together as the “Parties” and individually as a “Party”.

WHEREAS, Vendor is a duly authorized distributor and provider of gift cards, gift certificates and/or stored value cards (collectively, “Gift Cards”) available for use at Safeway Inc. retail stores (including all Carrs, Dominick’s, Genuardi’s, Pavilions, Randall’s, Safeway, Tom Thumb (not in California), and Vons stores) (collectively, “Safeway Stores”), and online at various websites owned and operated by Safeway (collectively “Vendor Retail Locations”); and

WHEREAS, Purchaser wishes to purchase Gift Cards from Vendor at discounted prices for use or distribution by Purchaser in connection with programs that offer discounts and/or other benefits (“Programs”) to certain Program participants (“Cardholders”);

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Gift Cards.

(a) During the Term (as hereinafter defined) and as provided herein, Vendor agrees to sell to Purchaser Gift Cards with a $25 face value at a [***] discount (i.e. for a price of $[***] per Gift Card). Purchaser projects, in good faith, that Purchaser shall place purchase orders for at least $25,000.00 worth of Gift Cards during each year of the Term. The Parties agree, however, that Purchaser has no commitment to purchase a minimum amount of Gift Cards over each year of the Term and in the event that Purchaser purchases less than $25,000 of Gift Cards Vendor may not, under any circumstance, impose a shortfall, or any other penalty against Purchaser.

(b) Purchaser shall make payment to Vendor in advance for all Gift Cards orders via wire transfer or company check.

(c) Vendor acknowledges and agrees that Purchaser may sell, give or distribute the Gift Cards to Cardholders in accordance with terms and conditions of the Purchaser Programs identified in Attachment B.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) Vendor shall will make best efforts to process and ship all Purchaser orders for the Gift Cards within three (3) days of receipt of Purchaser’s purchase order. All orders shall be shipped to Purchaser, F.O.B. origin.

(e) For purposes hereof, Cardholders shall include the individual Member and the immediate family members of such Member.

(f) Purchaser may provide to Cardholders such special offers or value added offers (“Offers”) as the Parties may agree to in writing from time to time.

(g) Purchaser may provide, market and promote Offers solely in connection with the Programs.

(h) Vendor warrants and represents that Gift Cards shall be honored by Safeway Stores.

(i) Purchaser shall bear the risk of loss from date of shipment; provided that Vendor ships according to Purchaser’s instructions. Gift Cards may not be returned and will not be replaced if lost or stolen.

2. Creative Materials. Purchaser shall, at its sole expense, design and print marketing materials used to communicate the availability of the Benefit to Cardholders. Purchaser agrees to obtain Vendor’s prior written approval on the creative for Purchaser materials (including, without limitation, printed brochures, letters, inserts, scripts, e-mail communications, coupons and web sites) containing Vendor’s, Safeway’s or Safeway Stores’ trademarks, service marks, trade names, logos or copyrightable materials. Vendor shall used best efforts to approve such materials within five (5) business days of Vendor’s receipt of such materials; and the parties acknowledge that such approval will depend upon approval from Safeway.

3. Term; Termination, Effect of Termination. Unless earlier terminated as provided below, this Agreement shall be for an initial term of one (1) year commencing on the date first set forth above (the “Initial Term”). Thereafter, this Agreement shall be automatically renewed for additional terms of one (1) year (each a “Renewal Term”; each Renewal Term, if any, together with the “Initial Term”, the “Term”) from the end of the Initial Term and any subsequent Renewal Term unless, no later than ninety (90) days before the expiration of the Initial Term or Renewal Term, as applicable, either Party provides written notice to the other Party of its decision not renew this Agreement. Vendor agrees to fulfill all orders for the Gift Cards submitted by Purchaser before termination of this Agreement, except if the Agreement is terminated due to Purchaser’s uncured breach. This Agreement may be terminated by either Party either (a) immediately, upon notice, in the event of fraud, bankruptcy, insolvency, liquidation, willful misconduct by the other Party, or (b) upon ten (10) days notice to the other Party in the event of a material breach by the other Party which is not cured within ten (10) business days (unless such breach is not susceptible to cure, in which case there shall be no cure period).

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4. Obligations of Vendor:

(a) Vendor will obtain and maintain all necessary permission, licenses and insurance to provide the Gift Cards and Products.

(b) Vendor shall fulfill all of Purchaser orders for Gift Cards during the Term.

(c) Vendor shall ensure that Safeway Stores will accept the Gift Cards at all Safeway Stores Retail Locations for all products sold therein, including sales items, and shall honor the face value of $25.00 on each Gift Card.

5. Order Process:

(a) Purchaser shall email or fax orders for Gift Cards to a designated member of Vendor’s staff. Upon receipt of order, Vendor shall fax or email confirmation of order and invoice of order to Purchaser.

(b) Purchaser shall provide Vendor with detailed information regarding any intellectual property (logo, sales copy, images, store locations, contact information) that are needed from Vendor before Vendor’s incorporation of such materials into any materials submitted by Vendor to Purchaser.

6. Press Release. Neither Party shall issue a press release revealing or discussing the existence or contents of this Agreement, or make any other public statement revealing or discussing the existence or contents of this Agreement, without first obtaining the prior written consent of the other Party.

7. Standard Terms and Conditions. The Parties hereto shall comply with and be bound by the terms and conditions set forth in Attachment A annexed hereto, which is incorporated by reference herein and made a part hereof.

8. The relationship between the Parties established by this Agreement is that of an independent contractor, and nothing in this Agreement shall be construed: (a) to give either party the right or power to direct or control the daily activities of the other party; (b) to constitute the parties as principal and agent, employer and employee, partners, joint venturers, co-owners or otherwise as participants in a joint undertaking; or (c) to allow either party (i) to create or assume any obligation on behalf of the other party for any purpose whatsoever or (ii) to represent to any person, firm or entity that such party has any right or power to enter into any binding obligation on the other party’s behalf.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized officer on the date first written above.

Blackhawk Marketing Services, Inc.	Purchaser:

By:	By:
Title:	Title:
Date:	Date:

Addresses for Notice

Facsimile:	Facsimile:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ATTACHMENT A

TERMS AND CONDITIONS

These are the Terms and Conditions connected with the GIFT CARD PURCHASE AND USE AGREEMENT between the parties hereto (“Agreement”).

1. Representations, Warranties and Covenants of the Parties. Each Party (the “Representing Party”) represents, warrants and covenants to the other Party that: (a) the Representing Party is a corporation duly organized, validly existing and in good standing under the laws of its state of organization with full power to carry on its business as presently conducted and as contemplated by this Agreement and to enter into and perform this Agreement in accordance with its terms; (b) this Agreement constitutes its legal, valid and binding obligation, enforceable against the Representing Party in accordance with its terms; and (c) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate actions of the Representing Party and does not and will not conflict with, violate or breach its constituent documents or any agreement, decree, order or judgment or any law or regulation to which the Representing Party is a party or subject or by which any of its properties or assets is bound. Each Party further represents and warrants that is shall comply with all Applicable Law. For purposes hereof, “Applicable Law” means, for purposes of this Agreement, without limitation, all laws, statutes, regulations, codes and treaties applicable to the activities contemplated by this Agreement, including, without limitation, (i) laws of the applicable country of origin within the Territory that apply with respect to any or all of the manufacture, packaging, labeling, import, export, transport, distribution, sale or purchase of Products and/or the raw materials and component parts thereof (including applicable country of origin and “grey market” laws); (ii) worker safety and wage protection requirements and concerns; (iii) environmental health and safety requirements and concerns; and (iv) child labor requirements and concerns.

2. Costs and Expenses. Unless otherwise specifically provided in this Agreement, each Party shall be solely responsible for bearing its own costs and expenses incurred in performing its responsibilities under this Agreement, including all tariffs, taxes, filings, licensing and/or other fees.

3. Regulatory. Each Party currently has, and shall maintain during the Term, all federal, state, and local consents, approvals, and licenses required to be obtained and/or maintained by that Party in connection with its obligations hereunder.

4. Indemnification. Each Party (the “Indemnifying Party”) agrees to indemnify and hold the other Party, its officers, directors, employees, shareholders, agents, successors and permitted assigns (each, an “Indemnified Person”), harmless from and against any and all demands, claims, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against, imposed upon, or incurred by any Indemnified Person, resulting from the Indemnifying Party’s negligence, fraud or willful misconduct, any breach of the Indemnifying Party’s representations and warranties,

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any material breach or non-fulfillment in the performance of the Indemnifying Party’s covenants and agreements or any act or omission by an agent or independent contractor of the Indemnifying Party in connection with the performance of the Indemnifying Party’s covenants and agreements hereunder.

5. Confidentiality.

(a) “Confidential Information” means any information disclosed by either party to the other party either directly or indirectly, in writing, orally, or by inspection of tangible objects (including without limitation documents, prototypes, samples, plant and equipment), whether or not designated as “Confidential”, “Proprietary” or some similar designation, including without limitation the existence of this Agreement and the fact of discussions about this highly confidential business relationship.

Confidential Information may also include information disclosed to a Disclosing Party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the Disclosing Party; (ii) becomes publicly known and made generally available after disclosure by the Disclosing Party to the Receiving Party through no action or inaction of the Receiving Party; (iii) is already legally in the possession of the Receiving Party at the time of disclosure by the Disclosing Party as shown by the Receiving Party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the Receiving Party from a third party without a breach of such third party’s obligations of confidentiality; or (v) is independently developed by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information, as shown by documents and other competent evidence in the Receiving Party’s possession.

(b) Non-use and Non-disclosure. Each party agrees not to use any Confidential Information of the other party for any purpose except (i) to evaluate and engage in discussions concerning a potential business relationship between the parties and, (ii) to the extent the parties enter into a business relationship, as provided in the definitive agreement executed in connection with such relationship. Each party agrees not to disclose any Confidential Information of the other party to third parties or to any of the Disclosing Party’s employees, except to those persons (including, parents, subsidiaries or affiliates), who are required to have the information for the permissible uses set forth above. Neither party shall reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody the other party’s Confidential Information and which are provided to the party hereunder.

(1)	Disclosure Required by Law. In the event any Confidential Information is required to be disclosed by a party under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, or by a demand or

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information request from an executive or administrative agency or other governmental authority, the party requested or required to disclose such Confidential Information shall, unless prohibited by the terms of a subpoena, order, or demand, promptly notify the other party of the existence, terms and circumstances surrounding such demand or request, shall consult with the other party on the advisability of taking legally available steps to resist or narrow such demand or request, and, if disclosure of such Confidential Information is required, shall exercise its reasonable best efforts to narrow the scope of disclosure and obtain an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information. To the extent the Receiving Party is prohibited from notifying the Disclosing Party of a subpoena, order or demand, by the terms of same, the Receiving Party shall exercise its reasonable efforts to narrow the scope of disclosure.

(c) Maintenance of Confidentiality. Each party agrees that it shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the other party. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its own most highly confidential information. Neither party shall make any copies of the Confidential Information of the other party unless the same are previously approved in writing by the other party. Each party shall reproduce the other party’s proprietary rights notices on any such approved copies, in the same manner in which such notices were set forth in or on the original.

6. Insurance. Each Party agrees to maintain in full force and effect adequate insurance coverage, including General Liability Insurance, with limits that are reasonable and customary for its business, to cover liabilities and claims which may arise in relation to or in connection with it obligations under the Agreement to which the Exhibit is appended, but in no less than two million dollars ($2,000,000).

7. Trademarks. Vendor shall secure from Safeway permission to grant to Purchaser a non-exclusive, non-transferable license, without the right of sub-license, to use, during the Term, Safeway’s trademarks, service marks, trade names and logos for the marketing and fulfillment of the Programs in accordance with the Agreement to which this is Appended, provided that all proposed usage of those trademarks, service marks, trade names or logos shall be subject to the prior written approval of Vendor as provided in Section 2 of the Agreement. Nothing herein shall give either Party any rights, title or interest in or to any trademarks, service marks, trade names or logos owned, licensed or otherwise used by the other Party.

8. Arbitration. With the exception of seeking injunctive or other relief for violation of the Confidential Information of a Party pursuant, to Section 5 of this Attachment A, any dispute arising out of or relating to this Agreement, including any issues relating to arbitrability

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or the scope of this arbitration clause, will be finally settled by arbitration in the accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction.

9. Miscellaneous. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and may only be amended by a written document signed by both Parties. Neither this Agreement nor the rights and obligations hereunder may be assigned by either Party, whether by agreement or operation of law, without the prior written consent of the other Party. This Agreement shall be governed by the laws of the State of Arizona, without regard to its conflicts of law principles and rules of construction requiring that it be interpreted against the Party causing it to be drafted, and shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Subject to the preceding sentence, nothing in this Agreement is intended to confer any right or remedy on any person that is not a party to this Agreement. The failure of either Party to insist upon strict performance of a provision or exercise any right hereunder shall not be construed as a waiver of such Party’s right to rely on such provision or assert any such right in that or any other instance. All notices which are required to be given by either Party hereunder shall be in writing and shall be deemed to be properly given (a) when delivered personally, (b) three (3) business days after being sent by certified mail, return receipt requested, first-class postage paid, (c) one (1) day after being sent by a nationally recognized overnight delivery service or (d) upon receipt of facsimile in each case to the other Party’s legal department at its address set forth below. All terms and provisions hereof which should by their nature survive the expiration or earlier termination of this Agreement, including, without limitation, Sections 4-7 of the Agreement and Sections 1, 4, 5, 7, 8 and 9 of this Attachment A, shall so survive. This Agreement may be executed in counterparts, each of which shall be deemed one and the same instrument. A facsimile transmission of the Agreement and this Attachment bearing a Party’s signature shall be legal and binding on such Party.

10. Relationship. Neither Party shall be or represent itself to be an agent, employee or joint venture of the other, nor shall either Party have or represent itself to have any power or authority to act for, bind or commit the other.

11. Disclaimers. OTHER THAN THE REPRESENTATIONS AND WARRANTIES MADE IN THE AGREEMENT AND THIS AMENDMENT, NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED. EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

12. Limitation of Liability. Except in the case of third party claims where an indemnity is owned, neither party will be obligated to the other party for indirect, special, consequential, exemplary, punitive, or incidental damages, including loss of income, profit, or savings.

13. Severability. If any term or provision of the Agreement and this Attachment shall be found to be invalid, illegal or otherwise unenforceable, such finding shall not affect the other

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terms or provisions of the Agreement and this Attachment, or the whole of the Agreement and this Attachment, but such term or provision shall be deemed modified to the extent necessary to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties set forth in the Agreement and this Attachment.

14. Waiver. The waiver of, or failure to enforce, any breach or default hereunder shall not constitute the waiver of such breach or default, or any other or subsequent breach or default.

15. Headings. The headings to the articles of the Agreement and this Amendment are included merely for the convenience of reference and shall not affect the meaning of the language included therein.

16. Force Majeure. If either party’s performance under the Agreement and this Attachment is prevented, hindered or delayed by reason of any cause(s) beyond such party’s reasonable control, which cannot be overcome by reasonable diligence, including without limitation, war, labor disputes, civil disorders, governmental acts, epidemics, quarantines, embargoes, fires, earthquakes, storms, or acts of God (“Force Majeure”), such party shall be excused from performance to the extent that it is prevented, hindered or delayed thereby during the continuance of such cause(s), and such party’s obligations hereunder shall be excused so long as and to the extent that such cause(s) prevents or delays performance provided such party gives prompt notice to the other party of the occurrence of the Force Majeure event.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized officer on the date first written above.

Blackhawk Marketing Services, Inc.	Purchaser:

By:	By:
Title:	Title:
Date:	Date:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ATTACHMENT B

PROGRAM IDENTIFICATION AND DESCRIPTION

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.